GLOWPOINT, INC.

SERIES E PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of the 1st day of October, 2019 by and among Glowpoint, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance of an aggregate of 131,579 shares of its 6.0% Series E Convertible Preferred Stock, $0.0001 par value per share (the “Shares”), pursuant to the terms of this Agreement; and

WHEREAS, the Purchasers desire to purchase the Shares on the terms and conditions set forth herein and the Company desires to issue and sell the Shares to the Purchasers on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Purchase and Sale of Series E Preferred Stock.

1.1    Sale and Issuance of Series E Preferred Stock.

(a)The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) the Certificate of Designations in the form of Exhibit B attached to this Agreement (the “Certificate of Designations”).

(b)Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at a Closing, severally and not jointly, and the Company agrees to sell and issue to each Purchaser at such Closing that number of Shares set forth opposite such Purchaser’s name on Exhibit A, at a purchase price of $28.50 per share (the “Purchase Price”).

1.2    Closing; Delivery.

(a)The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m. Mountain Time, on the date of this Agreement, or at such other time and place upon which the Company and the Purchasers mutually agree, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b)At each Closing, the Company shall deliver to each Purchaser participating in such Closing evidence of the book entry notation in the records of the Company’s transfer agent representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor by wire transfer to a bank account designated by the Company.

1.3    Sale of Additional Shares of Series E Preferred Stock. After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, (i) up to the balance of Shares not sold at any previous Closing (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) (the “Additional Shares”), to one or more purchasers (the “Additional Purchasers”) reasonably acceptable to Foundry Group Select Fund, L.P. (“Foundry”), provided that (a) such subsequent sale is consummated on or prior to December 31, 2020 and (b) each Additional Purchaser becomes a party to the Transaction Agreements (as defined below) by executing and delivering a counterpart signature page to each of the Transaction Agreements; and (ii) additional shares of its Series E Preferred Stock pursuant to any preemptive rights granted by the Company prior to the date hereof that are applicable to such shares. Exhibit A to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares.

1.4    Use of Proceeds. In accordance with the directions of the Company’s Board of Directors, the Company will use the proceeds from the sale of the Shares for product development, sales and marketing, general administrative expenses and other general corporate purposes.

1.5    Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b)“Code” means the Internal Revenue Code of 1986, as amended.

(c)“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(d)“Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(e)“Equity Incentive Plan” means the Company’s 2014 Equity Incentive Plan, as amended to date.

(f)“Key Employee” means any executive-level employee (including vice president-level positions) as well as any employee or consultant of the Company who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(g)“Knowledge” as well as use of the phrase “to the Company’s knowledge” shall mean the actual knowledge of the following persons: Peter Holst and David Clark.

(h)“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

(i)“Merger Agreement” means the Agreement and Plan of Merger by and among Glowpoint, Inc., Oblong Industries, Inc., and Glowpoint Merger Sub II, Inc. dated September 12, 2019, as amended to date.

(j)“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(k)“Preferred Stock” means the Company’s Preferred Stock, $0.0001 par value per share, including the Series A-2 Convertible Preferred Stock, Series C Convertible Preferred Stock, Series B Preferred Stock, Perpetual Series B-1 Preferred Stock, and Series D Convertible Preferred Stock.

(l)“Purchaser” means each of the Purchasers who is initially a party to this Agreement and any Additional Purchaser who becomes a party to this Agreement at a subsequent Closing under Section 1.3.

(m)“Registration Rights Agreement” means the agreement among the Company and certain stockholders of the Company dated as of the date of the Initial Closing, in the form of Exhibit D attached to this Agreement.

(n)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(o)“Series E Preferred Stock” means the Company’s 6.0% Series E Convertible Preferred Stock, $0.0001 par value per share.

(p)“Transaction Agreements” means this Agreement, the Registration Rights Agreement, and the Merger Agreement.

2.Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth (i) on the Disclosure Schedule attached as Exhibit C to this Agreement, (ii) in any filings of the Company made with the Securities and Exchange Commission or (iii) in the Merger Agreement or the Company’s Disclosure Letter delivered in connection therewith, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

For purposes of these representations and warranties (other than those in Sections 2.1, 2.2, 2.3 and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

In addition, notwithstanding anything to the contrary in this Agreement, the representations and warranties of the Company set forth in this Article 2 or on which the Purchaser is entitled to rely pursuant to Section 2.6 shall constitute representations and warranties of the Company as of immediately prior to the Closing of the Merger (as defined in the Merger Agreement) and do not in any respect take into consideration the effect of the Merger or the other transactions contemplated by the Merger Agreement.

2.1    Authorization. All corporate action required to be taken by the Company’s Board of Directors in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

2.2    Valid Issuance of Shares.

(a)The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.3(ii) below, the Shares will be issued in compliance in all material respects with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Subsection 2.3 below, the Common Stock issuable upon conversion of the Shares will be issued in compliance in all material respects with all applicable federal and state securities laws.

(b)No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3), is applicable.

2.3    Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Article 3 of this Agreement, no consent, approval, order or authorization of, or qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the purchase and sale of the Shares, except for (i) the filing of the Certificate of Designations, which will have been filed as of the Initial Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.4    No Conflicts. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any provision of the Company’s Amended & Restated Certificate of Incorporation or Amended & Restated Bylaws or any instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.5    Merger Agreement. Notwithstanding Section 10.10 of the Merger Agreement, the representations and warranties of the Company set forth in Sections 5.1, 5.2, 5.5, 5.6, and 5.8 - 5.22 of the Merger Agreement are hereby incorporated by reference herein, mutatis mutandis, and the Purchaser is entitled to rely on such representations and warranties of the Company as if they were addressed to the Purchaser herein. Notwithstanding the foregoing, the representations and warranties of the Merger Sub (as defined in the Merger Agreement) shall not be incorporated by reference herein, and the Purchaser shall not be entitled to rely upon any such representations and warranties.

2.6    Disclosure; No Reliance. No representation or warranty of the Company contained in or incorporated by reference into this Agreement, when taken together as qualified by the Disclosure Schedule and the other qualifications set forth in the first paragraph of Section 2, and no certificate furnished or to be furnished to Purchasers at the Initial Closing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities. Except for the specific representations and warranties expressly made or incorporated by reference by the Company in Article 2 of this

Agreement, Purchaser specifically disclaims that it is relying upon or has relied upon any other representations or warranties that may have been made by the Company or any other Person, and acknowledges and agrees that the Company has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by the Company or any other Person.

3.Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1    Organization and Authorization. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the state of its organization as set forth on Exhibit A attached hereto. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

3.2    Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3    Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4    Restricted Securities. The Purchaser understands that the Shares have not been, and, subject to the terms of the Registration Rights Agreement, will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5    No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6    Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following or substantially similar legends:

(a)“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)“IN ADDITION, THE SHARES REPRESENTED HEREBY ARE SUBJECT TO ONE OR MORE AGREEMENTS BY THE HOLDER HEREOF NOT TO SELL SUCH SHARES FOR A PERIOD OF 180 DAYS IMMEDIATELY FOLLOWING OCTOBER 1, 2019.”

(c)Any legend set forth in, or required by, the other Transaction Agreements.

(d)Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.7    Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8    Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.9    No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.10    Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares. Without limiting the foregoing, the Purchaser acknowledges and agrees that Foundry is not a purchaser representative or agent of the Purchaser and the Purchaser has relied on his, her or its own investment due diligence and analysis.

3.11    Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A.

3.12    “Bad Actor” Matters. Purchaser hereby represents that no Disqualification Event is applicable to Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 3.12, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

4.Conditions to the Purchasers’ Obligations at each Closing
The obligations of each Purchaser to purchase Shares at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1    Representations and Warranties. The representations and warranties of the Company contained in or incorporated by reference into Section 2 shall be true and correct in all material respects as of immediately prior to the Initial Closing, as qualified by the applicable Disclosure Schedule and the other qualifications set forth in the first paragraph of Section 2.

4.2    Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3    Certificate of Designations. The Company shall have filed the Certificate of Designations with the Secretary of State of Delaware on or prior to the Initial Closing, which Certificate of Designations shall continue to be in full force and effect as of the Initial Closing.

4.4    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5    Compliance Certificate. The President of the Company shall deliver to the Purchasers at the Initial Closing a certificate certifying that the conditions specified in Sections 4.1, 4.2, 4.3, 4.4 and 4.8 have been fulfilled.

4.6    Corporate Documents. The Company shall have delivered to Purchasers or their counsel copies of all corporate documents of the Company as Purchasers may reasonably request.

4.7    Reservation of Conversion Shares. The shares of Common Stock issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

4.8    Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

4.9    Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Initial Closing a certificate certifying: (i) the Company’s Amended & Restated Certificate of Incorporation and Certificate of Designations, in each case as in effect at the time of the Initial Closing, (ii) the Company’s Amended & Restated Bylaws as in effect at the time of the Initial Closing, (iii) resolutions approved by the Board of Directors authorizing the Transaction Agreements and the transactions contemplated thereby, and (iv) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Initial Closing.

4.10    Post-Closing Capitalization Table. The Company shall have delivered to Purchasers or their counsel a completed Post-Closing Capitalization Table in the form set forth on Exhibit E, which shall be true and correct in all material respects as of Closing.

4.11    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Foundry, and Foundry shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.

4.12    Qualified Small Business Stock Questionnaire. The Company shall have executed and delivered the Qualified Small Business Stock Questionnaire to the Purchasers.

5.Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchasers at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

5.1    Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects as of such Closing.

5.2    Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3    Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4    Registration Rights Agreement. The parties to the Registration Rights Agreement (other than the Company) shall have executed and delivered the Registration Rights Agreement.

6.Miscellaneous

6.1    Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of 180 days.

6.2    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3    Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.4    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6.

6.7    No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8    Fees and Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

6.9    Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10    Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchasers participating in the Initial Closing. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.11    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.12    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13    Entire Agreement. This Agreement (including the Exhibits hereto), the Certificate of Designations and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.14    California Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

6.15    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Colorado and to the jurisdiction of the United States District Court for the District of Colorado for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Colorado or the United States District Court for the District of Colorado, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.16    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.17    No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein (whether in the Initial Closing or any subsequent Closing under Section 1.3) and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Series E Preferred Stock Purchase Agreement as of the date first written above.
COMPANY:

Glowpoint, Inc.

By: /s/ Peter Holst
Name: Peter Holst
Title: President and Chief Executive Officer

ADDRESS:

Glowpoint, Inc.
999 18th Street, Suite 1350S
Denver, CO 80202
Attention: Peter Holst

[Signature page to the Series E Preferred Stock Purchase Agreement]

PURCHASER:

Foundry Group Select Fund, L.P.

By: Foundry Select Fund GP, LLC
Its General Partner

By: /s/ Brad Feld
Name: Brad Feld
Title: Managing Director

[Signature page to the Series E Preferred Stock Purchase Agreement]

PURCHASER:

GREENSPRING OPPORTUNITIES III, L.P.

By:    Greenspring Opportunities General Partner III, L.P.,
its General Partner

By:    Greenspring Opportunities GP III, LLC,
its General Partner

By:	/s/ Eric Thompson
Name: Eric Thompson
Title: Chief Operating Officer

[Signature page to the Series E Preferred Stock Purchase Agreement]

PURCHASER:

GREENSPRING OPPORTUNITIES IV, L.P.

By:     Greenspring Opportunities General Partner IV, L.P.,
its general partner

By:    Greenspring Opportunities GP IV, LLC,
its general partner

By:     Greenspring Associates, Inc.,
its sole member

By:     /s/ Eric Thompson
Name: Eric Thompson
Title: Chief Operating Officer

[Signature page to the Series E Preferred Stock Purchase Agreement]

PURCHASERS:

GREENSPRING GLOBAL PARTNERS VII-A, L.P.

By:    Greenspring General Partner VII, L.P.,
its General Partner

By:    Greenspring GP VII, Ltd.
its General Partner

By:     /s/ Eric Thompson
Name: Eric Thompson
                        Title: Chief Operating Officer

GREENSPRING GLOBAL PARTNERS VII-C, L.P.

By:	Greenspring General Partner VII, L.P.,
its General Partner

By:    Greenspring GP VII, Ltd.
its General Partner

By:	/s/ Eric Thompson
Name: Eric Thompson
Title: Chief Operating Officer

[Signature page to the Series E Preferred Stock Purchase Agreement]

PURCHASERS:

INDUSTRY VENTURES DIRECT, LP
By: Industry Ventures Direct GP, LLC
Its: Manager

By: /s/ R. Roland Reynolds
Name: R. Roland Reynolds
Title: Member

INDUSTRY VENTURES PARTNERSHIP
HOLDINGS IV, LP
By: IVPH IV GP, LLC
Its: Manager

By: /s/ R. Roland Reynolds
Name: R. Roland Reynolds
Title: Member

INDUSTRY VENTURES PARTNERSHIP
HOLDINGS III-B, LP
By: IVPH III GP, LLC
Its: Manager

By: /s/ R. Roland Reynolds
Name: R. Roland Reynolds
Title: Member

INDUSTRY VENTURES PARTNERSHIP
HOLDINGS III-C, LP
By: IVPH III GP, LLC
Its: Manager

By: /s/ R. Roland Reynolds
Name: R. Roland Reynolds
Title: Member

[Signature page to the Series E Preferred Stock Purchase Agreement]

Omitted Exhibits

Exhibits A through E to this exhibit, which are described above, have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. Glowpoint will furnish supplementally copies of these exhibits to the Securities and Exchange Commission or its staff upon request.